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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1997 (except for Note 19, as to which the date is April 29, 1998), in the Registration Statement (Form S-4) and related Prospectus of Grove Investors LLC and Grove Investors Capital, Inc. for the registration of $56,562,000 14 1/2% Senior Debentures due 2010.



                                            /s/ Ernst & Young LLP


Baltimore, Maryland
June 30, 1999